As filed with the Securities and Exchange Commission on September 25, 2003
                              Registration No. 33-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8


                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                              IONICS, INCORPORATED
             (Exact name of registrant as specified in its charter)


      Massachusetts                                      04-2068530
(State of incorporation)                    (IRS employer identification number)



                                 65 Grove Street
                       Watertown, Massachusetts 02472-2882
              (Address and zip code of principal executive offices)


                    IONICS SECTION 401(k) STOCK SAVINGS PLAN
                            (Full title of the Plan)


                               Stephen Korn, Esq.
                        Vice President & General Counsel
                              Ionics, Incorporated
                                 65 Grove Street
                       Watertown, Massachusetts 02472-2882
                     (Name and address of agent for service)


                                  617-926-2500
          (Telephone number, including area code, of agent for service)




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                                                    CALCULATION OF REGISTRATION FEE

                                                                       Proposed            Proposed
                                                                       Maximum              Maximum           Amount of
                                                    Amount to be     Offering Price        Aggregate       Registration
      Title of Securities to be Registered          Registered (1)     Per Share          Offering Price        Fee
      ------------------------------------          --------------     ---------          --------------        ---

    Common Stock (Par Value $1.00 Per Share)           900,000          $27.93(2)        $25,137,000       $2,033.58

                      Total                            900,000            $27.93         $25,137,000       $2,033.58
---------------
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(1)      In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Ionics Section 401(k)
         Stock Savings Plan described herein.

(2) The offering price per share of Common Shares registered hereunder shall be determined at time of sale. Accordingly, pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, the price of $27.93 per share, which is the average of the high and low prices reported on the New York Stock Exchange on September 22, 2003, is set forth solely for purposes of calculating the registration fee.





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                                     PART I


Item 1.    Plan Information

           The documents containing the information specified in this Item 1 will be sent or given to participants in the Ionics Section 401(k) Stock Savings Plan, as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2.    Registrant Information and Employee Plan Annual Information

           The documents containing the information specified in this Item 2 will be sent or given to participants as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.


                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

           The following documents filed with the Commission are incorporated by reference in this Prospectus:

     (a) (1) The Annual Report of Ionics, Incorporated (the "Company") on Form 10-K for the fiscal year ended December 31, 2002, filed with the Commission on March 31, 2003, which contains audited financial statements of the Company for the fiscal year ended December 31, 2002, as amended by Form 10-K/A filed with the Commission on April 1, 2003.

          (2) The Annual Report of the Ionics Section 401(k) Stock Savings Plan on Form 11-K for the fiscal year ended December 31, 2002, filed with the Commission on Form 10-K/A on June 24, 2003, which contains audited financial statements of the Ionics Section 401(k) Stock Savings Plan for the year ended December 31, 2002.

     (b) (1) The Quarterly Report of Ionics, Incorporated on Form 10-Q for the fiscal quarter ended March 31, 2003, filed with the Commission on May 15, 2003.


          (2) The Quarterly Report of Ionics, Incorporated on Form 10-Q for the fiscal quarter ended June 30, 2003, filed with the Commission on August 13, 2003.

           (c) The section entitled "Description of Registrant's Securities to be Registered" contained in The Company's Registration Statement on Form 8-A, filed with the Commission on September 27, 1990 pursuant to Section 12(g) of the Exchange Act.

           All documents subsequently filed with the Commission by the Company,


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           the Ionics Section 401(k) Stock Savings Plan, or both, pursuant to
           Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 4.    Description of Securities

           Not applicable.

Item 5.    Interest of Named Experts and Counsel

           The validity of the shares of Common Stock offered hereby will be passed upon for the Registrant by Stephen Korn, Esq., Vice President and General Counsel of the Company. Mr. Korn is the beneficial owner of 128,814 shares of Common Stock, including 126,000 shares of Common Stock in the form of presently exercisable stock options and 1,591 shares held in the Ionics Section 401(k) Stock Savings Plan (based on August 31, 2003 data).

Item 6.    Indemnification of Directors and Officers

           The Company is permitted by Massachusetts law and required by its By-laws to indemnify any director or officer or former director or officer against all expenses and liabilities reasonably incurred by him in connection with any legal action in which such person is involved by reason of his position with the Company unless he shall have been finally adjudicated in any action, suit or proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the Company. Such indemnification shall include payment by the Company of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon the Company's receipt of the undertaking of the person indemnified to repay such payment if such person shall be adjudicated not entitled to such indemnification.

           Directors and officers are also insured up to an aggregate amount of $15 million under Directors' and Officers' Liability and Company Reimbursement Policies.

           The Company's Restated Articles of Organization include a provision limiting the personal liability of directors of the Company to its stockholders for monetary damages for breaches of their fiduciary duty to the extent permitted by the Massachusetts Business Corporation Law.

Item 7.    Exemption from Registration Claimed

           Not applicable.

Item 8.    Exhibits

           The securities being registered hereby are not original issuance securities. Accordingly, no opinion of counsel as to the legality of such securities is being furnished herewith.

           The Company has submitted the Ionics Section 401(k) Stock Savings Plan (2002 Amendment and Restatement) to the Internal Revenue Service ("IRS") in a timely manner, and undertakes to submit any amendments thereto to the IRS in a timely manner. The Company further undertakes to make all changes required by the IRS in order to qualify such plan under Section 401 of the Internal Revenue Code.

           Exhibit No.       Description of Exhibit

           *4.1 Renewed Rights Agreement, dated as of August 19, 1997, between the Company and BankBoston N.A. (filed as Exhibit 1 to the Company's Current Report on Form 8-K dated August 27, 1997).

           *4.2              Form of Common Stock Certificate (filed as Exhibit
                             4.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1995).

           4.3 Ionics Section 401(k) Stock Savings Plan (2002 Amendment and Restatement), as amended.

           23.1              Consent of PricewaterhouseCoopers LLP.

           23.2              Consent of Belanger & Company, P.C.

           24.0              Power of Attorney.

*Incorporated herein by reference.

Item 9.    Undertakings

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.



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




(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Watertown and Commonwealth of Massachusetts on the 25th day of September, 2003.

                                          IONICS, INCORPORATED

                                   By:    /s/Douglas R. Brown
                                          Douglas R. Brown
                                          President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

   Signature                              Title                     Date

                                  President and
                             Chief Executive Officer
/s/ Douglas R. Brown        (Principal Executive Officer)    September 25, 2003
--------------------
Douglas R. Brown

                               Vice President and
                             Chief Financial Officer
/s/ Daniel M. Kuzmak       (Principal Financial Officer)     September 25, 2003
--------------------
Daniel M. Kuzmak

                               Vice President and
                              Corporate Controller
/s/ Anthony DiPaola        (Principal Accounting Officer)    September 25, 2003
-------------------
Anthony DiPaola




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Pursuant to the requirements of the Securities Act of 1933, this Registration
Statement has been signed by the following persons in the capacities and on the date indicated.


Date: September 25, 2003            Director               /s/Douglas R. Brown
                                                           -------------------
                                                           Douglas R. Brown

Date: September 25, 2003            Director               /s/Stephen L. Brown
                                                           -------------------
                                                           Stephen L. Brown

                              Chairman of the Board
Date: September 25, 2003         and Director             /s/Arthur L. Goldstein
                                                          ----------------------
                                                          Arthur L. Goldstein

Date:                               Director
                                                          Kathleen F. Feldstein

Date: September 25, 2003            Director               /s/William K. Reilly
                                                           --------------------
                                                           William K. Reilly

Date: September 25, 2003            Director               /s/John J. Shields
                                                           ------------------
                                                           John J. Shields

Date: September 25, 2003            Director               /s/Daniel I. C. Wang
                                                           --------------------
                                                           Daniel I. C. Wang

Date: September 25, 2003            Director               /s/Mark S. Wrighton
                                                           -------------------
                                                           Mark S. Wrighton

Date: September 25, 2003            Director               /s/Allen S. Wyett
                                                           -----------------
                                                           Allen S. Wyett



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                                  EXHIBIT INDEX

                                                                                     Sequentially Numbered
Exhibit No.                         Description of Exhibits                                 Page

4.1              Renewed Rights Agreement, dated as of August 19, 1997, between                 *
                 the Company and BankBoston N.A. (filed as Exhibit 1 to the
                 Company's Current Report on Form 8-K dated August 27, 1997).

4.2              Form of Common Stock Certificate (filed as Exhibit 4.2 to the                  *
                 Company's Annual Report on Form 10-K for the year ended December
                 31, 1995).

4.3 Ionics Section 401(k) Stock Savings Plan (2002 Amendment and Restatement), as amended.

23.1             Consent of PricewaterhouseCoopers LLP.

23.2             Consent of Belanger & Company, P.C.

24.0             Power of Attorney

*Incorporated herein by reference.
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